EXECUTION VERSION

AMENDMENT NO. 1 dated as of October 2, 2015 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 2, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TEAM HEALTH INC., a Tennessee corporation (the “Borrower”), TEAM HEALTH HOLDINGS, INC., a Delaware corporation (“Holdings”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, each lender from time to time party thereto and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Syndication Agent. Capitalized terms used in this Amendment but not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
WHEREAS pursuant to the Credit Agreement, the Lenders and the L/C Issuers Bank have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein;
WHEREAS the Borrower intends to incur (a) a new tranche of “Tranche B” term loans under the Credit Agreement (the “New Tranche B Term Loans”) and (b) senior unsecured bridge loans (the “Senior Bridge Loans”) and/or senior unsecured notes (the “Senior Notes”) in an aggregate principal amount, together with the New Tranche B Term Loans, not to exceed $1,950,000,000, which such amount shall be allocated among the New Tranche B Term Loans, Senior Bridge Loans and/or Senior Notes at the Borrower’s election, the proceeds of each of which will be used, together with the proceeds of borrowings under the Revolving Credit Facility and certain cash available on the balance sheet of the Borrower, by the Borrower or any Guarantor to acquire IPC Healthcare, Inc., a Delaware corporation (the “Target”), pursuant to that certain Agreement and Plan of Merger dated as of August 4, 2015 (as amended, supplemented or otherwise modified in accordance with Paragraph 1 of Schedule I hereto, the “Acquisition Agreement”), among Holdings, Intrepid Merger Sub, Inc., a Delaware corporation, and the Target (such acquisition, the “Acquisition”) and to pay fees and expenses related to the foregoing;
WHEREAS the Borrower has requested that certain provisions of the Credit Agreement be amended as set forth herein (a) to permit the incurrence of the Senior Bridge Loans and/or the Senior Notes the proceeds of which shall be used to finance the Acquisition and to pay related fees and expenses and (b) to permit the amendment and restatement of the Credit Agreement on the Restatement Effective Date (as defined below) (i) to permit the consummation of the Acquisition, (ii) to permit the incurrence of the New Tranche B Term Loans under the Credit Agreement and (iii) to make such other changes to the Credit Agreement as contemplated herein; and

WHEREAS the undersigned Lenders are willing to amend such provisions of the Credit Agreement, in each case on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:
SECTION 1. Concerning the New Tranche B Term Loans. On the date on which each of the conditions precedent set forth on Schedule I hereto shall have been satisfied (such date, the “Restatement Effective Date”), the Borrower may incur New Tranche B Term Loans in an aggregate principal amount not to exceed $1,150,000,000; provided that the aggregate original principal amount of the New Tranche B Term Loans, any Senior Notes and/or any Senior Bridge Loans shall not exceed, in the aggregate, $1,950,000,000, plus an amount sufficient to fund any OID or upfront fees consistent with the Term Sheet1 (it being understood and agreed that the Borrower may elect the allocations among the New Tranche B Term Loans, any Senior Notes and/or any Senior Bridge Loans). The New Tranche B Term Loans (a) shall rank pari passu in right of payment and security with the Revolving Credit Loans and the Term Loans, (b) shall mature on the date that is seven years after the Restatement Effective Date, (c) shall amortize in equal quarterly installments of 1.00% per annum of the original aggregate principal amount thereof, with the balance payable on the maturity date thereof, (d) shall accrue interest at rates (including, without limitation, pricing floors) determined by the Borrower and the lenders providing the New Tranche B Term Loans and (e) otherwise shall have terms consistent with the Term Sheet or other market terms. The New Tranche B Term Loans may be provided by any existing Lender or by any other bank or financial institution (any such other bank or other financial institution being called an “Additional Lender”). Commitments in respect of the New Tranche B Term Loans shall be set forth in an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”) executed by Holdings, the Borrower, each Lender agreeing to provide such Commitments, if any, each Additional Lender, if any, and the Administrative Agent. The Amendment and Restatement Agreement shall become effective on the date on which (x) the Administrative Agent shall have received signatures to the Amendment and Restatement Agreement from each of Holdings, the Borrower, the Administrative Agent and each Lender and Additional Lender having a Commitment with respect to the New Tranche B Term Loans (collectively, the “New Tranche B Term Lenders”) and (y) the other conditions set forth therein, if any (as mutually agreed by the Borrower and the Administrative Agent) shall have been satisfied, and upon such effectiveness, the Commitments in respect of the New Tranche B Term Loans shall constitute Commitments under the Credit Agreement. Pursuant to the Amendment and Restatement Agreement, the parties thereto may, without the consent of any other Lenders, effect such amendments to the Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 1 and Section 2(b) hereof in an amendment and

1 References to the “Term Sheet” in this Amendment are references to Exhibit B to the Amended and Restated Commitment Letter (the “Commitment Letter”) dated as of August 25, 2015, among Holdings, the Borrower, the Lead Arrangers and the Co-Managers.

restatement of the Credit Agreement (the “Restatement”) which shall become effective on the Restatement Effective Date. The Borrower shall use the proceeds of the New Tranche B Term Loans, together with the proceeds of the Senior Bridge Loans and/or the Senior Notes, borrowings under the Revolving Credit Facility and certain cash available on the balance sheet of the Borrower, for payment of (i) amounts payable under the Acquisition Agreement as consideration for the Acquisition and (ii) fees and expense payable in connection with the Transactions (as defined below). Nothing in this Amendment shall obligate any Lender party hereto to provide any New Tranche B Term Loans unless it so agrees (or has so agreed, including pursuant to the Commitment Letter). For purposes hereof, “Transactions” means, collectively, (A) the execution, delivery and performance by each Loan Party of this Amendment, the Amendment and Restatement Agreement, the Restatement and any other Loan Document to which such Loan Party is to be a party, the borrowing of the Loans, the use of the proceeds thereof and the issuance of Letters of Credit; (B) the consummation of the Acquisition and the other transactions contemplated by the Acquisition Agreement; (C) the repayment in full of all obligations under the Target’s existing revolving credit facility, the termination of all commitments thereunder and the release of all Guarantees and Liens in respect thereof; (D) the execution, delivery and performance by each applicable Loan Party of the definitive documentation in respect of the Senior Bridge Loans and/or the Senior Notes and the incurrence or issuance of the Senior Bridge Loans and/or the Senior Notes and the application of the proceeds thereof; (E) the consummation of any other transactions in connection with the foregoing; and (F) the payment of fees and expenses incurred in connection with any of the foregoing.
SECTION 2. Amendments to the Credit Agreement. (a) In addition to the amendments to the Credit Agreement contemplated in Section 1 hereof, the Restatement shall include, at the Borrower’s election, (i) the amendments to the Credit Agreement described in Schedule II hereto and other market terms (collectively, the “Scheduled Amendments”), (ii) any amendments to the Credit Agreement that are reasonably necessary, as mutually determined by the Administrative Agent and the Borrower, to incorporate the Scheduled Amendments and (iii) any other amendments to the Credit Agreement that are favorable to the Lenders as determined by the Administrative Agent in its reasonable discretion (provided that such favorable terms also apply to the Lenders in respect of the Tranche A Term Loans and the Revolving Credit Loans, as applicable). For purposes of clarity, the amendments described in this Section 2(a) shall become effective as of the Restatement Effective Date without the consent of any Lenders other than the Lenders providing the New Tranche B Term Loans.
(b)    Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:
(i)    Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in alphabetical order:

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of October 2, 2015, among the Borrower, the Lenders party thereto and the Administrative Agent.
“Senior Notes” means senior unsecured notes issued by the Borrower that (a) do not require any scheduled payment of principal (including pursuant to a sinking fund) or mandatory redemption or redemption at the option of the holders thereof (except for redemptions or repurchases in respect of asset sales and changes in control on terms that are consistent with the indenture governing the senior subordinated notes of Team Finance LLC and Health Finance Corporation due 2013 with adjustments to reflect a senior unsecured instrument (as further adjusted based on recent offerings for similarly situated companies to the Borrower in the same industry, the “Precedent Indenture”) and the terms and conditions set forth in the Term Sheet (as defined in Amendment No. 1) (the “Notes Documentation Principles”)) prior to the date that is eight years after the issuance thereof, (b) contains guarantee release provisions that are consistent with the Notes Documentation Principles and the terms set forth in the Term Sheet and (c) contains other terms (including covenants, events of default, remedies, redemption provisions and change of control provisions) that are consistent with the Notes Documentation Principles and the terms set forth in the Term Sheet (as reasonably determined by Holdings in good faith); provided that such covenants and events of default are not materially more restrictive than the covenants and events of default contained in this Agreement (as the same are proposed to be amended pursuant to Section 2(a) of Amendment No. 1) and do not require the maintenance or achievement of any financial performance standards other than as a condition to the taking of specified actions.
(ii)    Section 6.07(b) of the Credit Agreement is hereby amended by replacing the text “naming the relevant Loan Party as an additional insured” in such Section with the text “naming the Administrative Agent as an additional insured”.
(iii)    Section 7.03 of the Credit Agreement is hereby amended by replacing clause (h) thereof in its entirety with the following new clause (h):
(h) (i) the Senior Notes in an aggregate principal amount not to exceed $1,000,000,000, the proceeds of which shall be used solely for payment of (A) amounts payable under the Acquisition Agreement (as such term is defined in Amendment No. 1) as consideration for the Acquisition (as such term is defined in Amendment No. 1) and (B) fees and expenses payable in connection with the Transactions (as such term is defined in Amendment No. 1) upon the occurrence of the Restatement Effective Date (as such term is defined in Amendment No. 1); provided that, pending such application, the proceeds of the Senior Notes may be held in an escrow account on behalf of the holders of the Senior Notes and such Senior Notes shall be redeemed by the Borrower in the event certain conditions to the release of funds from escrow are not satisfied by a specified date, the Acquisition is abandoned, the Acquisition Agreement otherwise terminates or Holdings determines not to pursue the consummation of the Acquisition; and (ii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (i);
(iv)    Section 7.09 of the Credit Agreement is hereby amended by deleting the “and” before clause (xi) thereto and adding a new clause (xii) as follows:
“, and (xii) are customary restrictions contained in the definitive documentation for the Senior Notes consistent with the Notes Documentation Principles (and in respect of any Permitted Refinancing thereof).”
(v)    Section 7.11 of the Credit Agreement is hereby amended by adding immediately following the text “4.50:1.00” therein the text “; provided that, solely for the purposes of determining compliance with the Total Leverage Ratio in this Section, the aggregate principal amount of Senior Notes issued and outstanding shall be disregarded”.
(vi)    Section 7.15(b) of the Credit Agreement is hereby amended by adding the text “, in each case” immediately after the text “business or operations” in such Section.
SECTION 3.    Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and to each of the Lenders and the L/C Issuers that:
(a)    This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
(b)    The representations and warranties of the Borrower and each other Loan Party contained in Article 5 of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects on such respective dates.

(c)    At the time of and immediately after giving effect to this Amendment, no Default shall exist.
SECTION 4.    Effectiveness. This Amendment shall become effective as of the date first above written when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Administrative Agent, the Swing Line Lender and the Required Lenders, (b) the representations and warranties set forth in Section 3 hereof are true and correct and (c) the fees required to be paid pursuant to Section 9 hereof shall have been paid.
SECTION 5.    Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or any other Loan Party to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 6.    Applicable Law; Waiver of Jury Trial. (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING

OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR OTHER DOCUMENT RELATED HERETO.
(c)    EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 10.17 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.
SECTION 7.    Counterparts; Amendment. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent, the Swing Line Lender and the Required Lenders.
SECTION 8.    Expenses. The Borrower hereby agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 10.04 of the Credit Agreement.
SECTION 9.    Amendment Fees. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart hereof to the Administrative Agent prior to 5:00 p.m., New York time, on October 1, 2015, an amendment fee in an amount equal to 0.05% of the sum of each such Lender’s Revolving Commitments and outstanding Term Loans.
SECTION 10.    Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

TEAM HEALTH, INC.
By

Name:
Title:

[Amendment No. 1 Signature Page]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and Swing Line Lender
By

Name:
Title:

[Amendment No. 1 Signature Page]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF OCTOBER 2, 2014, AMONG TEAM HEALTH, INC., TEAM HEALTH HOLDINGS, INC., JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, SWING LINE LENDER AND L/C ISSUER, THE LENDERS FROM TIME TO TIME PARTY THERETO AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, AS SYNDICATION AGENT

Name of Institution:

By

Name:
Title:

By

Name:
Title:

SCHEDULE I

Conditions Precedent to the Restatement Effective Date

1.
The Acquisition shall have been consummated, or shall be consummated substantially concurrently with the initial borrowing of the New Tranche B Term Loans, in accordance with the terms of the Acquisition Agreement. The Acquisition Agreement as in effect on August 4, 2015, shall not have been amended or waived in any material respect by the Borrower or any of its Affiliates, nor shall the Borrower or any of its Affiliates have given a material consent thereunder, in a manner materially adverse to the Lenders (including, without limitation, any lender in respect of the New Tranche B Term Loans) (in their capacity as such) without the consent of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Barclays Bank PLC, Goldman Sachs Bank USA and Citizens Bank, National Association (collectively, the “Lead Arrangers”) (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that any change to the definition of “Company Material Adverse Effect” contained in the Acquisition Agreement as in effect on August 4, 2015, shall be deemed to be materially adverse to the Lenders); provided that (a) any amendment, waiver or consent which results in a reduction in the purchase price for the Acquisition shall not be deemed to be materially adverse to the Lenders to the extent after giving effect to the application of total acquisition consideration, such reduction shall be applied to reduce the amount of commitments in respect of the Senior Bridge Loans or the New Term Loan B Loans, at the Borrower’s option and (b) any increase in purchase price for the Acquisition shall not be deemed to be materially adverse to the Lenders.

2.
Since December 31, 2014, there has been no effect, change, event, occurrence, development or circumstance that has had, or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect (as defined in the Acquisition Agreement as in effect on August 4, 2015) on the Target.

3.
The Acquisition Agreement Representations and the Specified Representations shall be true and correct in all material respects on the Restatement Effective Date. For purposes hereof, (a) “Acquisition Agreement Representations” means such of the representations and warranties made by the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Holdings (or its applicable affiliates) have the right (taking into account any applicable cure provisions) to terminate Holdings’s (or such affiliates’) obligations under the Acquisition Agreement, or to decline to consummate the Acquisition (in each case, in accordance with the terms thereof), as a result of a breach of such representations and warranties; and (b) “Specified Representations” means the representations and warranties of the Borrower and the Guarantors (after giving effect to the Acquisition) set forth in Restatement and consistent with Sections 5.01(a) (limited to subsections (i) (prior to giving effect to the Acquisition) and (ii)(B) thereof), 5.02 (limited to (x) the first sentence of Section 5.02 with respect to execution, delivery and performance of the Restatement and (y) clause (a) of Section 5.02 with respect to the execution, delivery and performance of the Restatement, incurrence of the Indebtedness thereunder and the granting of the Guarantees and the security interests in respect thereof), 5.04, 5.13, 5.16 and 5.22 (with respect to the use of proceeds of the New Tranche B Term Loans) of the Credit Agreement, as well as the representations and warranties in each Collateral Document relating to the creation, validity and perfection of security interests in the Collateral (subject to Liens permitted under Section 7.01 of the Credit Agreement and to the Limited Conditionality Provision (as defined below)).

4.
The Lead Arrangers shall have received (a) audited consolidated balance sheets of the Target as of December 31, 2012, December 31, 2013 and December 31, 2014, and the audited consolidated statements of operations, comprehensive income, cash flows and equity of the Target for the fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014, and (b) unaudited consolidated balance sheets, statements of operations, comprehensive income, cash flows and equity of the Target for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Target’s fiscal year) ended at least 45 days prior to the Restatement Effective Date.

5.
The Lead Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Holdings as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or 90 days in case such four-fiscal quarter period is the end of Holdings’s fiscal year) prior to the Restatement Effective Date, prepared in good faith after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income).

6.
The Collateral and Guarantee Requirement shall have been satisfied with respect to Holdings, the Borrower and each other Guarantor (after giving effect to the Acquisition), it being understood that, to the extent any Collateral (other than assets of Holdings, the Borrower and domestic Guarantors with respect to which a Lien may be perfected solely by the filing of a financing statement under the Uniform Commercial Code and, to the extent delivered to the Borrower by the Target prior to the Restatement Effective Date (after the Borrower’s use of commercially reasonable efforts to obtain such stock certificates), the delivery of stock certificates for the Target and each other Restricted Subsidiary that is a wholly owned Domestic Subsidiary and not an Excluded Subsidiary) is not or cannot be provided or perfected on the Restatement Effective Date after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, the provision and/or perfection of such Collateral shall not constitute a condition precedent to the availability of the New Tranche B Term Loans on the Restatement Effective Date, but shall be required to be provided and/or perfected within 90 days after the Restatement Effective Date (subject to extensions as agreed by the Administrative Agent in its reasonable discretion) (such limitation, the “Limited Conditionality Provision”). The Borrower and the Guarantors (before giving effect to the Acquisition) shall have delivered an executed reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, reaffirming their respective Guarantees of, and pledges of Collateral in respect of, the Obligations upon the effectiveness of the Restatement and the incurrence of the New Tranche B Term Loans.

7.
The Administrative Agent shall have received at least three Business Days prior to the Restatement Effective Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, that has been requested by the Administrative Agent in writing at least 10 Business Days prior to the Restatement Effective Date.

8.
The Lead Arrangers, the Co-Managers (as defined below) and the Lenders shall have received all fees agreed between Holdings, the Borrower and any of the Lead Arrangers, the Co-Managers or their respective Affiliates, and all other fees and expenses due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced at least three Business Days prior to the Restatement Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document or as otherwise agreed between Holdings, the Borrower and any of the Lead Arrangers, the Co-Managers or their respective Affiliates, shall have been paid on or substantially simultaneously with the Restatement Effective Date. “Co-Managers” means, collectively, Fifth Third Bank, Regions Capital Markets (a division of Regions Bank), Compass Bank, BMO Capital Markets Corp., Mizuho Bank Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and KeyBanc Capital Markets Inc.

9.	The Administrative Agent shall have received executed counterparts of the Restatement from Holdings, the Borrower, the Administrative Agent and each New Tranche B Term Lender.

10.
The Administrative Agent shall have received an executed legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Loan Parties, and such other legal opinions with respect to Guarantors organized in each jurisdiction to the extent either the assets or revenues of all Guarantors organized in such jurisdiction constitute 10% of the combined assets or revenues of the Loan Parties taken as a whole after giving effect to the Acquisition.

11.
The Administrative Agent shall have received (a) a certificate of good standing with respect to each of the Loan Parties in its jurisdiction of organization (to the extent applicable) and (b) a closing certificate executed by a Responsible Officer of each of the Loan Parties dated the Restatement Effective Date, substantially in the form of the closing certificate delivered in connection with the Credit Agreement certifying as to the incumbency and specimen signature of each officer executing the Restatement or any other document delivered in connection herewith on behalf of each Loan Party and attaching (i) a true and complete copy of the certificate of incorporation or formation (or equivalent thereof), as applicable, of each of the Loan Parties, including all amendments thereto, as in effect on the Restatement Effective Date, certified as of a recent date by the Secretary of State of the state of its organization, to the extent possible, that has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (a) above, (ii) a true and complete copy of the by-laws or limited liability company agreement (or equivalent thereof), as applicable, of each Loan Party as in effect on the Restatement Effective Date and at all times since the date of the resolutions described in clause (iii) below), and (iii) a true and complete copy of resolutions duly adopted by the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of the Restatement and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect.

12.
The Administrative Agent shall have received a certificate attesting to the solvency of the Loan Parties (taken as a whole) after giving effect to the Transactions, from the chief financial officer, the chief accounting officer or another officer with equivalent duties of the Borrower.

13.
The Administrative Agent shall have received from the Borrower a notice of borrowing with respect to the Borrowing of the New Tranche B Term Loans (it being agreed that the Administrative Agent and the Lenders party hereto waive compliance with the one Business Day notice requirement for Base Rate Loans under Section 2.02 of the Credit Agreement).

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the only conditions precedent to drawing on the Revolving Credit Facility for the purpose of financing the Transactions and paying fees and expenses in connection therewith, including any OID or upfront fees consistent with the Term Sheet (which such amounts shall not exceed $125,000,000 in the aggregate) shall be those set forth in this Schedule I.

SCHEDULE II

Amendments to the Credit Agreement

Definitions (Article I)

1.
“Consolidated EBITDA”: Allow the Borrower to add back cost savings and revenues with respect to actions taken within 12 months after the closing of the Acquisition (as defined in Amendment No. 1) and increase the cap on such cost savings from $10,000,000 to $25,000,000 (clause (x)).

2.
“Consolidated Net Income”: Exclude (a) transaction expenses in respect of the Transactions and (b) accruals and reserves that are established within twelve months after the Restatement Effective Date that are required to be established as a result of the Transactions in accordance with GAAP.

3.	“Indebtedness”: Increase the exclusion for earn-out obligations at any time outstanding in connection with permitted acquisitions from $100,000,000 to $150,000,000 (clause (d)(ii)).

4.	“Threshold Amount”: Increase from $25,000,000 to $50,000,000.

5.	Limited Condition Acquisitions: Add a customary “limited condition acquisitions” provision consistent with the Term Sheet.

Commitments and Credit Extensions (Article II)

1.	Swing Line Loans (Section 2.04): Increase the cap on the aggregate principal amount of Swing Line Loans from $30,000,000 to $40,000,000.

2.	Mandatory Prepayments (Section 2.05(b)):

a.
Delete clause (iv) relating to automatic termination of Revolving Credit Loans and Tranche A Term Loans if the Tranche B Term Loans are not repaid in full or extended to a date that is at least 91 days outside the Maturity Date for the Revolving Credit Facility or Tranche A Term Facility.

b.	Revise clause (v) relating to application of prepayments so that it provides the Borrower with discretion as to which Class of Loans shall be prepaid.

3.	Incremental Extensions of Credit (Section 2.14):

a.	Permit Incremental Tranche A Term Loans and Incremental Tranche B Term Loans to take the form of increases in the aggregate principal amount of the existing Term Loan tranches.

b.
Increase the cap on Incremental Facilities from $250,000,000 to the sum of (i) $350,000,000, (ii) the aggregate amount of voluntary prepayments of the Term Loans and voluntary prepayments of the Revolving Credit Loans accompanied by a permanent reduction of the Revolving Credit Commitments and (iii) additional amounts subject to pro forma compliance with a First Lien Leverage Ratio of 3.75:1.00 (subject to customary parameters consistent with the Credit Agreement as modified by the Term Sheet).

c.	Shorten the applicability of the “most favored nations” yield provision to the date that is six months after the Restatement Effective Date.

d.
Permit the Borrower to utilize the Incremental Facilities cap to incur loans and/or notes under customary “incremental equivalent debt” provisions consistent with the Term Sheet (such debt, the “Incremental Equivalent Debt”).

e.	Clarify that existing Lenders do not have the right to participate in an Incremental Facility.

4.	Refinancing Indebtedness: Permit the Borrower to incur loans and/or notes under customary “refinancing debt” provisions consistent with the Term Sheet (such debt, the “Refinancing Debt”).

Affirmative Covenants (Article VI)

1.
Further Assurances and Post-Closing Conditions (Section 6.11): Update to provide that, to the extent that the Collateral and Guarantee Agreement is not satisfied on the Restatement Effective Date due to the application of the Limited Conditionality Provision, the Collateral and Guarantee Agreement will be satisfied by no later than the date that is 90 days after the Restatement Effective Date (or such later date as agreed by the Administrative Agent).

2.
Existing Indebtedness Refinancing: Add a new covenant providing that, prior to or substantially concurrently with the initial funding of the New Tranche B Term Loans on the Restatement Effective Date, (I)(a) all commitments under the Target’s existing credit agreement shall have been terminated; (b) all loans, interest and other amounts accrued or owing thereunder shall have been repaid in full (other than the Permitted Wells Letters of Credit (as defined below)); and (c) all Guarantees and Liens granted in respect thereof shall have been released and the terms and conditions of any such release shall be satisfactory to the Administrative Agent and (II) in the event the aggregate principal amount of Senior Bridge Loans, Senior Notes and New Tranche B Term Loans exceeds an amount necessary to consummate the Acquisition and pay fees and expenses related thereto as determined by the Borrower in its reasonable discretion, the

Borrower shall use the proceeds of such excess to repay Revolving Credit Loans then outstanding (without a corresponding reduction in commitments) substantially concurrently with the funding of the New Tranche B Term Loans.

Negative Covenants (Article VII)

1.	Lien Covenant (Section 7.01):

a.	Increase the general lien basket from $35,000,000 to $75,000,000 and revise the basket so that it permits Liens securing obligations generally (rather than merely Indebtedness) (clause (z)).

b.	Add customary baskets in respect of (i) Refinancing Debt and (ii) Incremental Equivalent Debt, in each case subject to reasonably satisfactory intercreditor arrangements.

2.	Investment Covenant (Section 7.02):

a.	Increase the general basket for loans and advances to officers, directors, employees and independent contractors from $10,000,000 to $15,000,000 (clause (b)(iv)).

b.	Increase the basket for investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties from $10,000,000 to $15,000,000 (clause (c)).

c.
Increase the basket for loans and advances in connection with the formation and support of new medical groups and loans and advances made to new clients responsible for performing and maintaining third party billing services in connection with the transfer of new accounts from $15,000,000 to $25,000,000 (clause (u)).

d.	Add a statement that it is understood and agreed that the Acquisition constitutes a “Permitted Acquisition” as such term is defined in the Credit Agreement.

3.	Indebtedness Covenant (Section 7.03):

a.	Increase the general indebtedness basket from $50,000,000 to $100,000,000 (clause (n)).

b.
Add a basket to permit the Senior Bridge Loans and/or the Senior Notes in an aggregate principal amount not to exceed $1,000,000,000; provided that the aggregate original principal amount of the New Tranche B Term Loans, any Senior Notes and/or any Senior Bridge Loans shall not exceed, in the aggregate, $1,950,000,000, plus an amount sufficient to fund any OID or upfront fees consistent with the Term Sheet (it being understood and agreed that the Borrower may elect the allocations among the New Tranche B Term Loans, any Senior Notes and/or any Senior Bridge Loans) (and Permitted Refinancings in respect thereof).

c.	Add customary baskets in respect of (i) Refinancing Debt and (ii) Incremental Equivalent Debt.

d.	Add a basket to permit existing letters of credit with Wells Fargo, N.A. under the Target’s existing credit agreement (the “Permitted Wells Letters of Credit”).

4.
Dispositions Covenant (Section 7.05): Increase the general basket from 10% of total assets over the life of the facility to an unlimited amount (subject to (1) the existing 75% cash consideration requirement, (2) the existing $20,000,000 threshold for Designated Non-Cash Consideration and (3) the existing requirement to apply the proceeds of such dispositions in accordance with the mandatory prepayment provision) (clause (k)).

5.	Restricted Payments Covenant (Section 7.06):

a.
Revise the limitation on Restricted Payments by the Borrower and its Restricted Subsidiaries so that such limitation only applies to the extent the Restricted Payment is made to an entity that is not a Loan Party or is made by a Captive Insurance Subsidiary to another Captive Insurance Subsidiary.

b.	Revise the pro forma Total Leverage Ratio test from 3.75:1.00 to 4.00:1.00 (clause (h)).

c.
Increase the basket for repurchases and redemptions of Equity Interests in Holdings, the Borrower and the Restricted Subsidiaries from $15,000,000 in any calendar year to $25,000,000 in any calendar year (clause (i)).

6.	Restrictive Agreements (Section 7.09): Add the Senior Bridge Loans to the carve-out provided in clause (xii) thereto.

7.	Financial Covenant (Section 7.11):

a.
Increase the maximum Total Leverage Ratio from 4.50:1.00 to 6.25:1.00, with step-downs to (x) 5.75:1.00 for the four-fiscal-quarter periods ending on and after the last day of the first fiscal quarter ending one year after the Restatement Effective Date, (y) 5.25:1.00 for the four-fiscal-quarter periods ending on and after the last day of the first fiscal quarter ending three years after the Restatement Effective Date and (z) 5.00:1.00 for the four-fiscal-quarter periods ending on and after the last day of the first fiscal quarter ending four years after the Restatement Effective Date.

b.	Delete the language providing that the aggregate principal amount of Senior Notes issued and outstanding shall be disregarded for the purposes of determining compliance with the Total Leverage Ratio.

8.	Prepayments, Etc. of Indebtedness (Section 7.13): Increase the maximum Total Leverage Ratio from 3.75:1.00 to 4.00:1.00 (clause (a)).

Miscellaneous

1.	Schedules: The Schedules to the Credit Agreement will be brought down as of the Restatement Effective Date to the extent acceptable to the New Tranche B Term Lenders.

2.	Notices: Update the notice information in Section 10.02.

3.	Corrections: Amendments necessary to cure any ambiguity, omission, mistake, defect or inconsistency in the Credit Agreement.